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                                                                    Exhibit 99.1

      INVESTORS FINANCIAL SERVICES CORP. ANNOUNCES TWO-FOR-ONE STOCK SPLIT

Contact:    Karen C. Keenan
            (617) 330-6001
            kckeenan@ibtco.com

BOSTON, MA, February 18, 1999 - Investors Financial Services Corp. (Nasdaq:
IFIN) today announced that its Board of Directors approved a two-for-one stock split of the Company's common stock. Payable in the form of a 100 percent stock dividend, all shareholders of record at the close of business on March 1, 1999 will receive one additional share for each share owned. The additional shares will be distributed to shareholders on or about March 17, 1999. Upon completion of the stock split, the Company will have approximately 13.5 million shares of common stock outstanding.

      "We believe that the stock-split will further improve trading liquidity and broaden ownership of the Company's common stock," stated Kevin J. Sheehan, President and Chief Executive Officer.

      Investors Financial Services Corp. provides asset administration services for the financial services industry through its wholly-owned subsidiaries, Investors Bank & Trust Company(R) and Investors Capital Services, Inc. The Company provides global custody, multicurrency accounting, institutional transfer agency, performance measurement, foreign exchange, securities lending, mutual fund administration and investment advisory services to financial asset managers, including mutual fund complexes, investment advisors, banks and insurance companies. Visit Investors Financial on the web at http://www.ibtco.com.